www.bancofcal.com Investor Presentation 2023 Second Quarter Earnings

2 When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe- Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (“BANC,” the “Company”, “we”, “us” or “our”) with the SEC. The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and anticipated increases in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity, the impacts of continuing inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; and in the case of our recent acquisition of Deepstack Technologies, LLC (Deepstack), reputational risk, regulatory risk and potential adverse reactions of the Company's or Deepstack's customers, suppliers, vendors, employees or other business partners; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) the risks, uncertainties and assumptions set forth under the heading, “Cautionary Note Regarding Forward-Looking Statements” in the joint press release issued by the Company and PacWest Bancorp on the date hereof with respect to the proposed merger transaction between the Company and PacWest Bancorp; and (xx) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this press release and from time to time in other documents that we file with or furnish to the SEC. FORWARD LOOKING STATEMENTS

3 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 2. 2Q23 capital ratios are preliminary SECOND QUARTER 2023 RESULTS ($ in Thousands Except Per Share Data) 2Q23 1Q23 2Q22 Net interest income $ 69,632 $ 73,053 $ 78,299 Provision for credit losses $ 1,900 $ 2,000 - Net income $ 17,879 $ 20,278 $ 26,712 Earnings per diluted common share $ 0.31 $ 0.34 $ 0.43 Adjusted net income (1) $ 18,383 $ 21,685 $ 27,767 Adjusted earnings per diluted common share (1) $ 0.32 $ 0.37 $ 0.45 Pre-tax pre-provision (PTPP) income (1) $ 26,524 $ 29,673 $ 36,873 Adjusted PTPP income (1) $ 27,240 $ 31,671 $ 38,371 Return on average assets (ROAA) 0.75% 0.88% 1.15% Adjusted ROAA (1) 0.77% 0.94% 1.19% PTPP ROAA (1) 1.11% 1.29% 1.58% Adjusted PTPP ROAA (1) 1.14% 1.38% 1.65% Average assets $ 9,611,239 $ 9,317,209 $ 9,342,696 Net interest margin 3.11% 3.41% 3.58% Allowance for credit losses coverage ratio 1.19% 1.27% 1.34% NIE / Average assets 2.05% 2.23% 2.09% Adjusted NIE / Average assets (1) 2.02% 2.14% 2.02% Common equity tier 1 (2) 11.88% 11.79% 11.29% Tangible common equity per share (1) $ 14.56 $ 14.26 $ 14.05 Average Noninterest-bearing deposits as % of average deposits 35.8% 38.3% 37.9%

# STRONG DEPOSIT BASE, LIQUIDITY AND CAPITAL

## 2Q23 Summary

**Business model built for all cycles, with a focus on high-touch commercial relationships and value-added services and solutions to drive noninterest-bearing deposit growth**

| | |
|---|---|
| Strength of Deposit Franchise Demonstrated in 2Q23 | • Stable deposit base with noninterest-bearing deposits comprising 36% of 2Q23 ending total deposits, which was consistent with the 1Q23 ending total deposits mix, despite the challenging rate and operating environment<br>• 10% annualized new commercial NIB account growth with a robust pipeline of new clients<br>• $75 million in new NIB deposit relationships added in both 1Q23 and 2Q23<br>• Through 1H23, the pace of new NIB deposit relationship balances tracked 19% ahead of additions in 1H22 |
| Commercial-driven Loan Growth | • Total loans increased at an annualized rate of 6%, driven by commercial loan growth and warehouse<br>• C&I portfolio increased by 5.6% in 2Q23, with continued growth in targeted verticals including healthcare, entertainment & media, and education, which generate NIB deposit growth<br>• Increased utilization among existing clients drove growth in warehouse line balances, with focus on clients that contribute NIB deposits |
| High Levels of Liquidity and Capital[1] | • Total available liquidity of $3.9 billion, which was 2.2x the level of uninsured and uncollateralized deposits<br>• Solid financial performance and prudent balance sheet management resulted in the TCE ratio increasing to more than 9% and TBV/share increasing 2.1% to $14.56[2]<br>• Repurchased $16 million of common stock in 2Q23 for a total of $21 million repurchased in 1H23<br>• Total risk-based capital ratio of 14.3%, CET1 ratio of 11.9% and leverage ratio of 9.5%[1] |
| Healthy Asset Quality | • NPAs stable excluding SFRs, which have low LTVs and minimal loss rates<br>• ACL ratio of 1.19% |
| Positive Trends Exiting 2Q23 | • NIM in month of June was 13 bps higher than NIM for 2Q23<br>• Ending balances of NIB deposits were in line with average balances for 2Q23<br>• Average cost of deposits 1.67% for 2Q23 compared to spot cost of deposits 1.75% at June 30, 2023 |

1. 2Q23 capital ratios are preliminary
2. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

BANC OF CALIFORNIA

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5 Accelerating growth in number of commercial deposit accounts and new relationships NIB commercial deposits comprise 88% of total NIB deposits(1) ($ in millions) 10,945 11,270 11,444 14,244 14,292 14,300 14,541 14,580 14,835 15,204 $220 2020Y $1,262 $181 1Q21 $1,394 $204 2Q21 11,644 $1,595 $188 3Q21 $2,193 $238 4Q21 $2,263 $307 1Q22 $2,165 $350 2Q22 $2,155 $351 3Q22 $2,157 $298 4Q22 $1,953 $282 1Q23 $1,939 $265 $1,009 $1,229 $1,443 $1,598 $1,783 $2,431 2Q23 $2,516 $2,506 $2,455 $2,235 $2,204 $2,570 NIB Business Deposit Accounts NIB Business Deposits NIB Retail Deposits 4Q21 Includes PMB Acquisition 1. Excludes Warehouse Deposits DEPOSIT ENGINE CONSISTENTLY GENERATES NEW LOW-COST COMMERCIAL DEPOSIT RELATIONSHIPS

# DEPOSIT ENGINE CONSISTENTLY GENERATES NEW NIB DEPOSITS FROM NEW RELATIONSHIPS

Strong YTD growth in new NIB deposits from BANC's deposit engine

($ in millions)



+13.4%
+25.6%
$59.3
$66.0
$92.0
$22.0
$74.5
$74.8
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
New NIB Deposits From New Relationships

New NIB deposit growth from new relationships up 19% in 1H23

BANC OF CALIFORNIA

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7 • Solid NIB mix, including 36% average and ending total deposits, which was flat to 1Q23 ending levels • YoY (through the cycle) average deposit beta of 33% • 74% insured and collateralized deposits • No material depository or industry concentration • 06/30/23 spot rate on deposits of 1.75% Cost of Deposits 0.17% 37.4% 31.2% 21.5% 1.8% 8.1% 2Q22 0.47% 40.4% 26.4% 20.4% 4.4% 8.4% 3Q22 0.79% 39.5% 27.3% 16.5% 8.5% 8.2% 4Q22 1.22% 36.1% 26.8% 14.3% 14.4% 8.4% 1Q23 1.67% 35.6% 24.9% 15.4% 15.6% 8.5% 2Q23 Average Cost of deposits Noninterest-bearing Interest-bearing checking Money Market & Savings Brokered CDs CDs Highlights 0.77% 2.18% 3.65% 4.51% 4.99% Average Fed Funds Rate 1. Reflects balance as of period end LOW COST DEPOSIT FRANCHISE Widening spread against Fed funds rate driven by stable NIB deposit % Category 2Q22 3Q22 4Q22 1Q23 2Q23 $ in millions Noninterest-bearing checking $2,826.6 $2,943.6 $2,809.3 $2,506.6 $2,446.7 Interest-bearing checking 2,359.9 1,921.8 1,947.2 1,862.0 1,713.5 Demand deposits 5,186.5 4,865.4 4,756.6 4,368.6 4,160.2 Money market & savings 1,622.9 1,478.0 1,174.9 998.4 1,057.3 CDs 615.7 614.6 584.5 585.3 580.5 Brokered CDs 133.6 322.4 604.9 999.7 1,073.1 Total(1) $7,558.7 $7,280.4 $7,120.9 $6,952.0 $6,871.1

8 ($ in Millions) June 30, 2023 Current Availability Utilization Capacity Primary Liquidity Cash 284$ AFS Securities (unpledged)* 716 Total Primary Liquidity $ 1,000 Secondary Liquidity FHLB 1,163$ 1,225$ 2,387$ FRB (Discount Window & BIC) 728 340 1,068 FRB (Bank Term Funding Program) 384 - 384 Other 655 - 655 Total Secondary Liquidity $ 2,930 $ 1,565 $ 4,495 Total Primary + Secondary Liquidity** $ 3,930 Total available primary and secondary liquidity ($3.93B) exceeds uninsured and uncollateralized deposits ($1.76B) by 2.2x * Includes the unrealized mark which would need to be realized when sold **Excludes term funding, lines of credit and brokered CD capacity HIGH LEVEL OF AVAILABLE LIQUIDITY

9 1. 2Q23 capital ratios are preliminary 2. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation • 2Q23 reflects normalized liquidity reflected in 9.04% Tangible Common Equity ratio • $35 million stock repurchase authorized for 2023, of which $21 million was repurchased by June 30 • 2022, 1Q23 and 2Q23 included $75 million, $5.2 million and $16.0 million in common stock repurchases, respectively • 3Q22 included the impact from the Deepstack acquisition STRONG CAPITAL BASE Provides Buffer for Economic Environment 2Q23 1Q23 4Q22 3Q22 2Q22 Regulatory Well- Capitalized Ratios MRQ Ratios in Excess of Well- Capitalized Total Risk-Based Capital Ratio (1) 14.26% 14.22% 14.21% 13.86% 13.69% 10.00% 4.26% Tier 1 Risk-based Capital (1) 11.88% 11.79% 11.80% 11.43% 11.29% 8.00% 3.88% Common Equity Tier 1 (CET1) (1) 11.88% 11.79% 11.80% 11.43% 11.29% 6.50% 5.38% Leverage Ratio (1) 9.54% 9.65% 9.70% 9.52% 9.58% 5.00% 4.54% Tangible Common Equity / Tangible Assets (2) 9.04% 8.44% 9.23% 8.97% 9.03% NA NA

10 QoQ Effective Duration (yrs) Unrealized Loss 2Q23 1Q23 Change 2Q23 2Q23 Gov’t & Agency (MBS, CMO, & SBA) $ 180.2 $ 187.4 $ (7.2) 3.6 $ (7.7) CLOs 482.8 479.6 3.2 0.1 (7.7) Corporate Securities 148.6 176.0 (27.4) 2.1 (27.2) Private Label RMBS 111.5 115.4 (3.9) 7.0 (11.5) AFS $ 923.1 $ 958.4 $ (35.3) 1.9 $ (54.1) Gov’t & Agency (MBS, CMO, & SBA) 214.2 214.3 (0.1) 9.5 (39.9) Municipal 114.2 114.2 0.0 9.9 (21.4) HTM $ 328.4 $ 328.5 $ (0.1) 9.7 $ (61.4) Total Securities $ 1,251.5 $ 1,286.9 $ (35.4) 3.7 $ (115.5) Security Type ($ in millions) Portfolio Average Balances & Yields Securities Portfolio Detail Portfolio Profile CompositionCredit Rating 2.68% 2Q22 3.38% 3Q22 4.19% 4Q22 4.66% 1Q23 4.83% 2Q23 $1,217 $1,195 $1,221 $1,298 $1,311 Average Balance ($ in millions) Yield AAA 49% AA 38% BBB 11% BB 2% CLO 39% Corporates 12% Munis 9% Gov’t & AGC 31% SECURITIES HAVE SHORT / MODERATE DURATION WITH LOW UNREALIZED AFS AND HTM LOSSES Private Label RMBS 9%

11 (Dollars in thousands) 2Q23 AFS (Unrealized Loss Pre-Tax) 54,124$ HTM (Unrealized Loss Pre-Tax) 61,360 Total Securities Unrealized Loss Pre-Tax $ 115,483 Net Unrealized Loss on AFS After-Tax 38,103$ 4.3% of CET1 Net Unrealized Loss on HTM After-Tax 43,197 4.8% of CET1 Net Unrealized Loss on Securities After-Tax (2) $ 81,300 Capital Analysis CET 1 Capital 892,009$ Net Unrealized Loss on Securities After-Tax (2) 81,300 9.1% of CET1 CET 1 (Deficit) / Surplus $ 810,709 CET1 Well-Capitalized Guideline 6.50% CET1 Ratio 11.88% CET1 Ratio, assuming AFS losses realized 11.37% CET1 Ratio, assuming AFS & HTM losses realized 10.80% 1. 2Q23 capital ratios are preliminary 2. Tax rate of 29.6% used for calculation purposes 3. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation Total unrealized losses reduce the CET1 ratio by only 108 bps LOW UNREALIZED SECURITIES LOSSES AS A % OF CAPITAL(1) • 2Q23 AFS unrealized losses were 4.3% of 2Q23 CET1 Capital • 2Q23 AFS + HTM unrealized losses were 9.1% of 2Q23 CET1 Capital • Including unrealized losses, CET1 remains 4.3% above “Well Capitalized” guidelines(3) Highlights

# CONTINUED TBV PER SHARE GROWTH

Growth in TBV per common share[(1)] driven by strong earnings and prudent balance sheet management that more than offset negative AOCI marks, dividends, common stock repurchases and acquisitions of Pacific Mercantile Bank and Deepstack Technologies


Tangible common equity per common share(1)
$13.39
$13.88
$14.19
$14.56
4Q21: Closed $1.5 billion asset PMB acquisition in October
3Q22: Completed $24 million acquisition of Deepstack Technologies in September
4Q22: Completed $75 million stock buyback authorized in 1Q22 that reduced outstanding shares by 7%
2Q23: Completed $16 million of stock buyback YTD: Completed $21 million of stock buyback
FY2020
FY2021
FY2022
2Q23

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

BANC OF CALIFORNIA
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# DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELDS

| Loan Segment | 2Q23 | | | 1Q23 | | | Change | | |
|---|---|---|---|---|---|---|---|---|---|
| | $[1] | % | Avg. Yield | $[1] | % | Avg. Yield | $[1] | % | Avg. Yield |
| $ in Millions | | | | | | | | | |
| C&I: Warehouse | $ 786 | 11.0% | 8.66% | $ 637 | 9.0% | 8.15% | $ 149 | 23.5% | 0.52% |
| C&I: All Other | 1,214 | 17.0% | 6.55% | 1,150 | 16.3% | 6.22% | 64 | 5.6% | 0.33% |
| Multifamily | 1,654 | 23.1% | 4.16% | 1,678 | 23.8% | 4.10% | (24) | -1.4% | 0.06% |
| CRE | 1,266 | 17.7% | 4.86% | 1,302 | 18.5% | 4.74% | (36) | -2.8% | 0.12% |
| Construction | 265 | 3.7% | 8.80% | 260 | 3.7% | 8.59% | 5 | 1.7% | 0.21% |
| SBA | 63 | 0.9% | 6.22% | 65 | 0.9% | 4.86% | (2) | -3.3% | 1.36% |
| Total Commercial Loans | 5,249 | 73.3% | 5.69% | 5,093 | 72.2% | 5.40% | 156 | 3.1% | 0.29% |
| SFR | 1,821 | 25.4% | 4.10% | 1,877 | 26.6% | 4.15% | (56) | -3.0% | -0.05% |
| Consumer | 87 | 1.2% | 6.47% | 84 | 1.2% | 6.26% | 3 | 3.0% | 0.21% |
| Total Consumer Loans | 1,908 | 26.7% | 4.20% | 1,961 | 27.8% | 4.24% | (54) | -2.7% | -0.04% |
| Total Loans HFI | $ 7,156 | 100% | 5.28% | $ 7,054 | 100% | 5.07% | $ 102 | 1.4% | 0.21% |



SBA
$63
1%
Construction
$265
4%
Consumer
$87
1%
C&I
$2,000
28%
1-4 Res.
$1,821
25%
CRE
$1,266
18%
Multifamily
$1,654
23%

## 2Q23 Highlights

- 55% of loans are variable or hybrid
- 63% of the loan portfolio is secured by residential real estate
- Multifamily weighted average LTV of 57%
- CRE weighted average LTV of 55%
- SFR weighted average LTV of 59% and average FICO 742
- 71% of the SFR loan portfolio have LTVs of less than 70%
- 83% of all real estate secured loans have LTVs of less than 70%

1. Reflects balance as of period end

BANC OF CALIFORNIA
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14 CALIFORNIA-CENTRIC CRE PORTFOLIO HAS LOW WEIGHTED-AVERAGE LTV AND SOLID CREDIT QUALITY • General Office CRE comprised of B/C low- rise with: o LTV of 53% o 1.6x debt service coverage • CRE loan delinquency rate <1% • CRE nonperforming loans <1% • CRE weighted average LTV 55% • Retail is well diversified with 1.9x debt service coverage • Total CRE debt service coverage of 1.8x Multifamily 24% CRE comprises 17.7% of total loans; General Office at only 3.7% of total loans Highlights% of Total Loans 28% 23% 25% C&I 0% Hospitality Industrial General Office 1% Medical Office Retail 1% Health Facility 3% Other Multifamily 4% Construction SFR 2% SBA / Consumer 4% 4% 5% Collateral Type Count Balance % of Total Loans Avg. Loan Size WA LTV ($ millions) ($ millions) General Office 71 $ 265 3.7% $ 3.7 53% Medical Office 71 87 1.2% 1.2 55% Retail 78 324 4.5% 4.2 53% Industrial 69 254 3.5% 3.7 58% Health Facility 8 97 1.4% 12.1 60% Hospitality 5 29 0.4% 5.8 35% Other 127 211 2.9% 1.7 58% Total CRE 429 $ 1,266 17.7% $ 3.0 55%

15 1. Includes deferred costs/fees, transfers, sales and other adjustments DIVERSIFIED BUSINESS MIX LOAN YIELDS ON NEW PRODUCTION CONTINUE TO RISE $831 $559 $145 $156 $61 $380 $262 $351 $208 $231 $1,211 $821 $496 $399 $441 ($459) ($239) ($212) ($217) ($134) ($334) ($347) ($284) ($237) ($206) ($1,208) ($980) ($662) ($454) ($340) ($414) ($394) ($166) $34 $149 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Total Loan Fundings of $441 Million in Q2 2023 Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production ($ in millions) ($ in millions) Loans Beginning Balance Total Fundings Total Payoffs Net Difference Other Change(1) Loans Ending Balance Total Loan Yield Rate on Production Q2 2023 7,059$ 441$ 340$ 101$ 1$ 7,161$ 5.28% 8.18% Q1 2023 7,119$ 399$ 454$ (55)$ (6)$ 7,059$ 5.07% 7.74% Q4 2022 7,294$ 496$ 662$ (166)$ (8)$ 7,119$ 4.92% 6.78% Q3 2022 7,455$ 821$ 980$ (159)$ (2)$ 7,294$ 4.54% 5.52% Q2 2022 7,455$ 1,211$ 1,208$ 3$ (2)$ 7,455$ 4.35% 4.20%

16 $89.4 $84.9 ACL (3/31/23) $3.1 Specific Reserve $(5.3) Net Charge-offs $1.9 Provision $(4.2) Portfolio Mix ACL (6/30/23) 1.19% • ACL includes the Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC) • ACL decreased by $4.5 million due to (i) net charge offs of $5.3 million of which $3.0 million was specifically reserved for at March 31, 2023, (ii) lower reserves of $4.2 million due to changes in the portfolio mix including lower non-warehouse loans, partially offset by (iii) new/increases to existing specific reserves totaling $3.1 million. ACL provision for the quarter was $1.9 million • Total coverage ratio decreased 8 bps to 1.19% ($ in millions) Lower non-warehouse balances impacted portfolio mix ALLOWANCE FOR CREDIT LOSSES WALK 1.27%

17 $7.3 $8.0 $21.1 $24.6 $33.5 Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Total Loans ($ in millions) $29.7 0.83% 2Q22 $21.1 0.79% 3Q22 $30.4 1.28% 4Q22 $31.7 1.03% 1Q23 $39.0 1.47% 2Q23 SFR Delinquencies Delinquencies (ex-SFR) Delinquencies /Total Loans $125.2 2Q22 $110.9 3Q22 $119.0 4Q22 $94.7 1Q23 $109.7 2Q23 $210.5 $172.7 $183.2 $146.6 $160.6 Criticized and Classified Loans Classified Loans $37.1 0.60% 2Q22 $34.7 0.59% 3Q22 $34.1 0.78% 4Q22 $32.0 0.80% 1Q23 $33.8 0.94% 2Q23 SFR NPLs NPLs (ex-SFR) NPLs/Total Loans-HFI 1.34% $99.7 2Q22 1.36% $98.8 3Q22 1.28% $91.3 4Q22 1.27% $89.4 1Q23 1.19% $84.9 2Q23 ACL / Total Loans ACL $32.5 $36.4 $60.8 $40.9 $65.9 NPLs excluding SFR loans stable: SFR loans have low LTVs and minimal loss exposure ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans

18 1. Reflects balance as of period end Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Interest- bearing, Non-Maturity Non-Time 44% Time 17% Variable 30% Fixed 46% LESS Rate Sensitive Assets at 35% of Total Assets Loan Portfolio • $2.5 billion mature or reset within 12 months • Given a 25 bps market rate increase, 99% of adjustable-rate loans with floors are eligible to reprice Cash & Investments • $284 million in total cash • $497 million reprice within 12 months, mostly CLOs Rate Sensitive Liabilities at 20% of Total Assets • $1.5 billion of CDs mature or reprice within 12 months • $340 million in overnight borrowings One Year Positive Gap Ratio is 15% of Total Assets HFI Loans: $7.2 billion Total Deposits: $6.9 billion Hybrid 22% Variable 33% Fixed 45% Noninterest- bearing 36% Interest- bearing, non-maturity 0 Time 24% Positioned for future rate cycles with a neutral balance sheet INTEREST RATE RISK MANAGEMENT

19 • Continued focus on noninterest-bearing deposits, credit quality, robust capital and tangible book value growth Well-Positioned to Grow Franchise Value • Build differentiated payment business that will drive fee income and commercial deposits • Continue momentum in media/entertainment, healthcare and selective bridge real estate where we have unique expertise • Options include, but are not limited to: balance sheet growth, investments in people and technology, stock repurchases, debt paydowns, and other targeted ways to enhance yield Protect The Balance Sheet Proactively Manage Asset- Liability Mix Target Opportunistic Growth in our Core Niches Scale Payments Business and Related Initiatives Allocate Capital to Drive Long Term Shareholder Returns • Balance asset sensitivity while also proactively taking advantage of opportunities to enhance earnings for the long term 2023 STRATEGIC OBJECTIVES

20 APPENDIX

21 1. Non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 2Q23 1Q23 4Q22 3Q22 2Q22 $ 9,370 $ 10,039 $ 9,197 $ 9,369 $ 9,502 922 958 868 848 865 328 329 329 329 329 7,156 7,054 7,115 7,289 7,451 6,871 6,952 7,121 7,280 7,559 $ 69.6 $ 73.1 $ 80.2 $ 79.4 $ 78.3 6.0 7.9 (1.4) 5.7 7.2 75.7 80.9 78.8 85.1 85.5 49.2 49.6 47.6 50.5 47.6 (0.0) 1.6 0.6 0.5 1.0 49.1 51.2 48.2 51.0 48.6 26.5 29.7 30.6 34.1 36.9 1.9 2.0 - - - 6.7 7.4 9.1 9.9 10.2 17.9 20.3 21.5 24.2 26.7 $ 17.9 $ 20.3 $ 21.5 $ 24.2 $ 26.7 $ 0.31 $ 0.34 $ 0.36 $ 0.40 $ 0.43 $ 14.56 $ 14.26 $ 14.19 $ 13.79 $ 14.05 0.75% 0.88% 0.92% 1.02% 1.15% 63.99% 60.86% 56.03% 55.66% 55.11% Return on average assets Adjusted efficiency ratio (1) Net income available to common stockholders Diluted earnings per common share Net income Tangible common equity per common share (1) (Dollars in millions) Income tax expense Net interest income Total noninterest income Total assets Securities available-for-sale Loans held-for-investment Total deposits Total revenue Noninterest expense Loss in alternative energy partnership investments Total noninterest expense Pre-tax pre-provision income (1) Provision for credit losses Securities held-to-maturity BANC FAST FACTS

22 1. Excludes Warehouse credit facilities $ in millions Real Estate Loan Balances(1) SFR Portfolio by LTV 65% 2Q22 70% 3Q22 72% 4Q22 73% 1Q23 70% 2Q23 $4,837 $5,124 $5,114 $5,118 $5,006 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • 83% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,415 28% 1,031 50% to 60% 1,134 23% 496 60% to 70% 1,622 32% 616 70% to 80% 731 15% 447 >80% 105 2% 90 Total $ 5,006 100% 2,680 $ in Millions SFR LTVs $ % Count <50% $ 519 29% 621 50% to 60% 351 19% 287 60% to 70% 419 23% 351 70% to 80% 449 25% 353 >80% 82 5% 78 Total $ 1,821 100% 1,690 $ in Millions • 71% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 59% DIVERSIFIED AND LOW LTV REAL ESTATE PORTFOLIO

23 • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • ACL coverage ratio of 1.19% at the end of 2Q23 STRONG ALLOWANCE COVERAGE RATIO RESERVE BY LOAN TYPE ACL Composition 6/30/2023 3/31/2023 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 15,767 1.24% $ 16,119 1.24% Multifamily 14,697 0.89% 15,038 0.90% Construction 6,053 2.29% 6,425 2.47% Commercial and industrial 30,258 2.49% 30,327 2.64% Commercial and industrial - warehouse 2,565 0.33% 2,317 0.36% SBA 1,387 2.21% 2,097 3.22% Total commercial loans 70,727 1.35% 72,323 1.42% Single family residential mortgage 9,518 0.52% 11,481 0.61% Other consumer 638 0.73% 756 0.90% Total consumer loans 10,156 0.53% 12,237 0.62% Allowance for loan losses 80,883 1.13% 84,560 1.20% Reserve for unfunded commitments 4,005 0.06% 4,805 0.07% Allowance for credit losses $ 84,888 1.19% $ 89,365 1.27%

24 CLO Industry Breakdown $483 million at June 30, 2023 (net of $7.7 million unrealized loss) • CLO portfolio has underlying diversified exposure • AAA and AA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10- 20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 2Q23 average CLO portfolio yield of 6.9%, up from 6.4% in 1Q23 • Quarterly reset based on 3 Month LIBOR + 1.62% • CLOs included an unrealized loss of $7.7 million as of 2Q23, down from $11.2 million as of 1Q23 High Tech Industries 12% Healthcare & Pharmaceuticals 12% Banking, Finance, Insurance & Real Estate 9% Services: Business 8% Beverage, Food & Tobacco 5% Media: Broadcasting & Subscription 5% Services: Consumer 4% Capital Equipment 4% Hotel, Gaming & Leisure 4% Construction & Building 3% Automotive 3% Chemicals, Plastics, & Rubber 3% Telecommunications 3% Containers, Packaging & Glass 3% Retail 3% Other 20% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE Credit Enhancement Provides Significant Principal Protection Highlights

25 Tangible assets, tangible equity, tangible common equity, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest income to adjusted total revenue, adjusted noninterest expense to average total assets, pre- tax pre-provision (PTPP) income, adjusted PTPP income, PTPP income ROAA, adjusted PTPP income ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted return on average assets (ROAA), adjusted common equity tier 1 (CET 1) and adjusted CET1 ratios constitute supplemental financial information determined by methods other than in accordance with GAAP. These non- GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net income available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. PTPP income ROAA is calculated by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is calculated by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is calculated by dividing noninterest expense by total revenue. Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income is calculated by adjusting net income for tax-effected noninterest income and noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is calculated by dividing annualized adjusted net income by average assets. Adjusted net income available to common stockholders is calculated by removing the impact of preferred stock redemptions from adjusted net income. Adjusted diluted earnings per share is calculated by dividing adjusted net income available to common stockholders by the weighted average diluted common shares outstanding. Common equity tier 1 and the common equity tier 1 ratio are defined by regulatory capital rules. Adjusted CET 1 is calculated by subtracting net unrealized losses on securities from CET 1 capital. Adjusted CET 1 ratio is calculated by dividing adjusted CET 1 by total risk-weighted assets. Adjusted CET 1 ratio, assuming AFS losses realized, is calculated by dividing CET 1 capital amount after adjusting for the net unrealized losses on AFS securities, by total risk-weighted assets. Adjusted CET 1 ratio, assuming HTM losses realized, is calculated by dividing CET 1 capital after adjusting for the net unrealized losses on HTM securities, by total risk-weighted assets. Adjusted CET 1 and adjusted CET 1 ratios are provided to reflect management’s assessment of capital impacts from net unrealized losses on securities. Capital amounts and ratios as of June 30, 2023 are preliminary. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 26-31 of this presentation. NON-GAAP FINANCIAL INFORMATION

# NON-GAAP RECONCILIATION

| (Dollars in thousands, except per share data) | 2Q23 | 1Q23 | 4Q22 | 3Q22 | 2Q22 |
|---|---|---|---|---|---|
| Tangible Common Equity to Tangible Assets Ratio | | | | | |
| Total assets | $ 9,370,265 | $ 10,038,901 | $ 9,197,016 | $ 9,368,578 | $ 9,502,113 |
| Less: goodwill | (114,312) | (114,312) | (114,312) | (114,312) | (95,127) |
| Less: other intangible assets | (6,603) | (7,065) | (7,526) | (8,081) | (4,677) |
| Tangible assets[(1)] | $ 9,249,350 | $ 9,917,524 | $ 9,075,178 | $ 9,246,185 | $ 9,402,309 |
| | | | | | |
| Total stockholders' equity | $ 957,054 | $ 958,907 | $ 959,618 | $ 951,990 | $ 949,130 |
| Less: goodwill | (114,312) | (114,312) | (114,312) | (114,312) | (95,127) |
| Less: other intangible assets | (6,603) | (7,065) | (7,526) | (8,081) | (4,677) |
| Tangible common equity[(1)] | $ 836,139 | $ 837,530 | $ 837,780 | $ 829,597 | $ 849,326 |
| | | | | | |
| Total stockholders' equity to total assets | 10.21% | 9.55% | 10.43% | 10.16% | 9.99% |
| Tangible common equity to tangible assets[(1)] | 9.04% | 8.44% | 9.23% | 8.97% | 9.03% |
| | | | | | |
| Common shares outstanding | 56,944,706 | 58,237,303 | 58,544,534 | 59,679,558 | 59,985,736 |
| Class B non-voting non-convertible common shares outstanding | 477,321 | 477,321 | 477,321 | 477,321 | 477,321 |
| Total common shares outstanding | 57,422,027 | 58,714,624 | 59,021,855 | 60,156,879 | 60,463,057 |
| | | | | | |
| Book value per common share | $ 16.67 | $ 16.33 | $ 16.26 | $ 15.83 | $ 15.70 |
| Tangible Book Value Per Share[(1)] | $ 14.56 | $ 14.26 | $ 14.19 | $ 13.79 | $ 14.05 |

1. Non-GAAP financial measure
2. Tangible Book Value Per Share and Tangible Common Equity Value Per Share are interchangeable measures

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27 1. Non-GAAP measure 2. Adjustments shown net of a statutory tax rate of 29.6% (Dollars in thousands) 2Q23 1Q23 4Q22 3Q22 2Q22 Return on tangible common equity Average total stockholders' equity $ 997,049 $ 1,004,794 $ 989,414 $ 960,806 $ 969,885 Less: Average preferred stock - - - - - Average common stockholders' equity 997,049 1,004,794 989,414 960,806 969,885 Less: Average goodwill (114,312) (114,312) (114,312) (98,916) (95,127) Less: Average other intangible assets (6,885) (7,355) (7,869) (4,570) (4,869) Average tangible common equity(1) $ 875,852 $ 883,127 $ 867,233 $ 857,320 $ 869,889 Net income available to common stockholders $ 17,879 $ 20,278 $ 21,519 $ 24,196 $ 26,712 Add: Amortization of intangible assets 462 461 555 396 313 Less: Tax effect on amortization of intangible assets(2) (137) (136) (164) (117) (93) Net income available to common stockholders after the adjustments for intangible assets(1) $ 18,204 $ 20,603 $ 21,910 $ 24,475 $ 26,932 Return on average equity 7.19% 8.18% 8.63% 9.99% 11.05% Return on average tangible common equity(1) 8.34% 9.46% 10.02% 11.33% 12.42% NON-GAAP RECONCILIATION

# NON-GAAP RECONCILIATION

| (Dollars in thousands) | 2Q23 | 1Q23 | 4Q22 | 3Q22 | 2Q22 |
|---|---|---|---|---|---|
| **Adjusted Noninterest Income** | | | | | |
| Total noninterest income | 6,024 | 7,859 | (1,427) | 5,681 | 7,186 |
| Net loss on securities available for sale | - | - | 7,708 | - | - |
| Adjusted noninterest income[(1)] | $ 6,024 | $ 7,859 | $ 6,281 | $ 5,681 | $ 7,186 |
| **Adjusted Noninterest Expense** | | | | | |
| Total noninterest expense | $ 49,132 | $ 51,239 | $ 48,203 | $ 50,962 | $ 48,612 |
| Noninterest expense adjustments: | | | | | |
| Indemnified legal recoveries (fees) | (752) | (380) | 869 | (1,017) | (455) |
| Acquisition, integration and transaction costs | - | - | - | (2,080) | - |
| Noninterest expense adjustments before gain (loss) in alternative energy partnership investments | (752) | (380) | 869 | (3,097) | (455) |
| (Loss) gain in alternative energy partnership investments | 36 | (1,618) | (608) | (504) | (1,043) |
| Total noninterest expense adjustments | (716) | (1,998) | 261 | (3,601) | (1,498) |
| Adjusted noninterest expense[(1)] | $ 48,416 | $ 49,241 | $ 48,464 | $ 47,361 | $ 47,114 |
| Average assets | $9,611,239 | $9,317,209 | $9,257,311 | $9,408,740 | $9,342,696 |
| Noninterest income to total revenue[(1)] | 7.96% | 9.71% | (1.81%) | 6.68% | 8.41% |
| Adjusted noninterest income to adjusted total revenue[(1)] | 7.96% | 9.71% | 7.26% | 6.68% | 8.41% |
| Noninterest expense / Average assets[(2)] | 2.05% | 2.23% | 2.07% | 2.15% | 2.09% |
| Adjusted noninterest expense / Average assets[(1)(2)] | 2.02% | 2.14% | 2.08% | 2.00% | 2.02% |

1. Non-GAAP measure
2. Ratio presented on an annualized basis

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29 1. Non-GAAP measure 2. Ratio presented on an annualized basis (Dollars in thousands) 2Q23 1Q23 4Q22 3Q22 2Q22 Adjusted pre-tax pre-provision income Net interest income $ 69,632 $ 73,053 $ 80,217 $ 79,408 $ 78,299 Noninterest income 6,024 7,859 (1,427) 5,681 7,186 Total revenue 75,656 80,912 78,790 85,089 85,485 Noninterest expense 49,132 51,239 48,203 50,962 48,612 Pre-tax pre-provision income(1) $ 26,524 $ 29,673 $ 30,587 $ 34,127 $ 36,873 Total revenue $ 75,656 $ 80,912 $ 78,790 $ 85,089 $ 85,485 Total noninterest income adjustments - - 7,708 - - Adjusted total revenue(1) $ 75,656 $ 80,912 $ 86,498 $ 85,089 $ 85,485 Noninterest expense $ 49,132 $ 51,239 $ 48,203 $ 50,962 $ 48,612 Total noninterest expense adjustments (716) (1,998) 261 (3,601) (1,498) Adjusted noninterest expense(1) 48,416 49,241 48,464 47,361 47,114 Adjusted pre-tax pre-provision income(1) $ 27,240 $ 31,671 $ 38,034 $ 37,728 $ 38,371 Average Assets $ 9,611,239 $ 9,317,209 $ 9,257,311 $ 9,408,740 $ 9,342,696 Pre-tax pre-provision ROAA(1)(2) 1.11% 1.29% 1.31% 1.44% 1.58% Adjusted pre-tax pre-provision ROAA(1)(2) 1.14% 1.38% 1.63% 1.59% 1.65% Efficiency Ratio(2) 64.94% 63.33% 61.18% 59.89% 56.87% Adjusted efficiency ratio(1)(2) 63.99% 60.86% 56.03% 55.66% 55.11% NON-GAAP RECONCILIATION

# NON-GAAP RECONCILIATION

| (Dollars in thousands, except per share data) | 2Q23 | 1Q23 | 4Q22 | 3Q22 | 2Q22 |
|---|---|---|---|---|---|
| **Adjusted net income** | | | | | |
| Net income[1][2] | $ 17,879 | $ 20,278 | $ 21,519 | $ 24,196 | $ 26,712 |
| Adjustments: | | | | | |
| Noninterest income adjustments | - | - | 7,708 | - | - |
| Noninterest expense adjustments | 716 | 1,998 | (261) | 3,601 | 1,498 |
| Total adjustments | 716 | 1,998 | 7,447 | 3,601 | 1,498 |
| Tax impact of adjustments above[2] | (212) | (591) | (2,202) | (1,065) | (443) |
| Adjustments to net income | 504 | 1,407 | 5,245 | 2,536 | 1,055 |
| Adjusted net income[1][3] | $ 18,383 | $ 21,685 | $ 26,764 | $ 26,732 | $ 27,767 |
| | | | | | |
| Average Assets | $ 9,611,239 | $ 9,317,209 | $ 9,257,311 | $ 9,408,740 | $ 9,342,696 |
| ROAA[4] | 0.75% | 0.88% | 0.92% | 1.02% | 1.15% |
| Adjusted ROAA[3][4] | 0.77% | 0.94% | 1.15% | 1.13% | 1.19% |
| | | | | | |
| **Adjusted net income available to common stockholders** | | | | | |
| Net income available to common stockholders | $ 17,879 | $ 20,278 | $ 21,519 | $ 24,196 | $ 26,712 |
| Adjustments to net income | 504 | 1,407 | 5,245 | 2,536 | 1,055 |
| Adjusted net income available to common stockholders[3] | $ 18,383 | $ 21,685 | $ 26,764 | $ 26,732 | $ 27,767 |
| | | | | | |
| Average diluted common shares | 58,026,007 | 59,206,619 | 59,725,283 | 60,492,460 | 61,600,615 |
| Diluted EPS | $ 0.31 | $ 0.34 | $ 0.36 | $ 0.40 | $ 0.43 |
| Adjusted diluted EPS[3][5] | $ 0.32 | $ 0.37 | $ 0.45 | $ 0.44 | $ 0.45 |

1. Net income for the three months ended December 31, 2022 includes a $7.7 million pre-tax loss on sale of securities
2. Tax impact of adjustments shown at a statutory tax rate of 29.6%
3. Non-GAAP measure
4. Ratio presented on an annualized basis
5. Represents adjusted net income available to common stockholders divided by average diluted common shares

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31 1. 2Q23 presented to reflect management’s assessment of capital impact from net unrealized losses on securities. Tax rate of 29.6% used for calculation purposes 2. 2Q23 capital ratios are preliminary 3. Non-GAAP measure NON-GAAP RECONCILIATION (Dollars in thousands) 2Q23 Adjusted Common Equity Tier 1 (CET 1) capital (1,3) CET 1 capital $ 892,009 Less unrealized loss on AFS securities, net of tax (38,103) Less unrealized loss on HTM securities, net of tax (43,197) Adjusted CET 1 capital (3) $ 810,709 Total risk-weighted assets (2) $ 7,507,389 CET 1 ratio (2) 11.88% Adjusted CET 1 ratio, assuming AFS losses realized (3) 11.37% Adjusted CET 1 ratio, assuming AFS and HTM losses realized (3) 10.80%